Exhibit 99.1

News Release

22 Washington Street	Telephone: +1 312 696-6000
Chicago	Facsimile: +1 312 696-6009
Illinois 60602

Media Contacts:

Margaret Kirch Cohen, 312-696-6383, margaret.cohen@morningstar.com
Alexa Auerbach, 312-696-6481, alexa.auerbach@morningstar.com

FOR IMMEDIATE RELEASE

Morningstar, Inc. Acquires Global Financial Filings Database Business from Global Reports LLC

Creates single source for global financial and regulatory filings

CHICAGO, April 20, 2009—Morningstar, Inc. (NASDAQ: MORN), a leading provider of independent investment research, today announced it has acquired the global financial filings database business of Global Reports LLC, a leading provider of online financial and Corporate and Social Responsibility (CSR) reports for publicly traded companies around the world. Financial terms were not disclosed.

“One of our growth strategies is to create a premier global investment database, and our acquisition of the Global Reports business advances our goal of having the most comprehensive information for public companies,” said Liz Kirscher, president of data services for Morningstar. “We currently provide data for 24,000 stocks worldwide. With our recent acquisition of 10-K Wizard, a leading provider of SEC EDGAR filing research and alert services for U.S. companies, and our acquisition of the Global Reports business, we’ll have broader global coverage and more in-depth historical information that investors, advisors, and institutions need to make more informed decisions. Instead of spending hours surfing the Internet, our clients will now have a single source for global regulatory and financial filings, real-time alerts when new reports are filed, and full-text search functionality.”

Founded in 1999 in Kensington, Md., Global Reports provides timely online access to full-color financial filings from more than 37,000 publicly traded companies in approximately 130 countries. Global Reports offers more than 500,000 current and historical filings and reports, such as annual and interim reports, initial public offerings, and CSR reports, in their native languages and in English when available. Most filings and reports become available the same day they are issued by public companies. Subscribers can search filings confidentially according to company name, country, exchange, index, report type, or report year. In addition, the Global Reports database also allows full-text searches across company filings for in-depth research.

“We’re proud of our growth and accomplishments over the last 10 years,” said Scott Schwartz, founder of Global Reports. “Becoming part of Morningstar offers clear benefits for our clients. Morningstar is a leader in the collection and dissemination of investment data, and our clients will now have access to Morningstar’s extensive array of data resources and technology.”

Morningstar plans to fully integrate Global Reports’ financial filings database into popular products such as the company’s investment Web site, Morningstar.com®; Morningstar® Advisor WorkstationSM, a Web-based investment planning system for advisors; Morningstar DirectSM, a Web-based research platform for institutions; and 10-K Wizard, a leading provider of SEC EDGAR filing research and alert services, which Morningstar acquired in December 2008.

About Morningstar, Inc.

Morningstar, Inc. is a leading provider of independent investment research in North America, Europe, Australia, and Asia. The company offers an extensive line of Internet, software, and print-based products and services for individuals, financial advisors, and institutions. Morningstar provides data on more than 300,000 investment offerings, including stocks, mutual funds, and similar vehicles, along with real-time global market data on more than 4 million equities, indexes, futures, options, commodities, and precious metals, in addition to foreign exchange and Treasury markets. The company has operations in 19 countries and minority ownership positions in companies based in three other countries.

Caution Concerning Forward-Looking Statements

This press release contains forward-looking statements as that term is used in the Private Securities Litigation Reform Act of 1995. These statements are based on our current expectations about future events or future financial performance. Forward-looking statements by their nature address matters that are, to different degrees, uncertain, and often contain words such as “may,” “could,” “expect,” “intend,” “plan,” “seek,” “anticipate,” “believe,” “estimate,” “predict,” “potential,” or “continue.” These statements involve known and unknown risks and uncertainties that may cause the events we discussed not to occur or to differ significantly from what we expected. For us, these risks and uncertainties include, among others, general industry conditions and competition, including the global financial crisis that began in 2007; the impact of market volatility on revenue from asset-based fees; damage to our reputation resulting from claims made about possible conflicts of interest; liability for any losses that result from an actual or claimed breach of our fiduciary duties; financial services industry consolidation; a prolonged outage of our database and network facilities; challenges faced by our non-U.S. operations; and the availability of free or low-cost investment information. A more complete description of these risks and uncertainties can be found in our filings with the Securities and Exchange Commission, including our Annual Report on Form 10-K for the year ended December 31, 2008. If any of these risks and uncertainties materialize, our actual future results may vary significantly from what we expected. We do not undertake to update our forward-looking statements as a result of new information or future events.

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©2009 Morningstar Inc.  All rights reserved.